Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-218276), Forms S-3 (File Nos. 333-224686 and 333-206353) and Forms S-8 (File Nos. 333-249362, 333-228912, 333-216201 and 333-206360) of Future FinTech Group Inc. (the “Company”) of our report dated April 15, 2021, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/S/ B F Borgers CPA PC
Lakewood, Colorado
April 15, 2021